Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated March 3, 2006, in Amendment No. 2 to the Registration Statement (Form S-4 No. 333-132495) and related Prospectus of Team Finance LLC dated May 15, 2006.

/s/ Ernst & Young LLP

Nashville, Tennessee

May 12, 2006